Exhibit 10.16

Dated as of April 14, 2017

SAFETY, INCOME AND GROWTH, INC.,

SFTY VENTURE LLC

and

SFTY VII-B, LLC

REGISTRATION RIGHTS AGREEMENT

i

This REGISTRATION RIGHTS AGREEMENT (as the same may be amended, modified or supplemented from time to time, this “Agreement”), dated as of April 14, 2017, is made and entered into by and among SAFETY, INCOME AND GROWTH, INC., a Maryland corporation (the “Company”), SFTY VENTURE LLC, a Delaware limited liability company (“GICRE” and a “Holder”), and SFTY VII-B, LLC, a Delaware limited liability company (“LA” and a “Holder,” and together with GICRE, the “Holders”).

WHEREAS, contemporaneously with their entry into this Agreement, each Holder is purchasing, and the Company is issuing, that aggregate number of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), set forth opposite the Holder’s name in column (3) on Schedule 1 hereto (the “Purchased Shares”), upon the terms and conditions set forth in that certain Subscription Agreement, of even date herewith (the “Subscription Agreement”), relating to the Purchased Shares;

WHEREAS, contemporaneously with their entry into this Agreement, each Holders and the Company are also entering into a Pre-IPO Stockholders Agreement and each Holder is separately entering into a Post-IPO Stockholder’s Agreement with the Company, each of even date herewith (such agreements, together with the Subscription Agreement, the “Related Documents”);

WHEREAS, the Company desires to enter into this Agreement with the Holders in order to grant the Holders the registration rights contained herein.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Holder hereby agree as follows:

ARTICLE 1

DEFINED TERMS

Section 1.1                      Defined Terms.  The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Automatic Shelf Registration Statement” means an “Automatic Shelf Registration Statement,” as defined in Rule 405 under the Securities Act.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to be closed.

“Commission” means the U.S. Securities and Exchange Commission.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time (or any corresponding provision of succeeding law), and the rules and regulations thereunder.

“IPO” means the Company’s initial underwritten public offering of its Common Stock.

“IPO Closing Date” means the closing date of the IPO.

“Person” means any individual, partnership, corporation, limited liability company, joint venture, association, trust, unincorporated organization or other governmental or legal entity.

“Post-IPO Stockholder’s Agreement” means, with respect to each Holder, that certain Post-IPO Stockholder’s Agreement, of even date herewith, by and between the Company and such Holder, which shall become effective by its terms on the IPO Closing Date.

“Prospectus” means any prospectus or prospectuses included in, or relating to, any Registration Statement (including without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act and any term sheet filed pursuant to Rule 434 under the Securities Act), as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Shares covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference or deemed to be incorporated by reference in such prospectus or prospectuses.

“Registrable Shares” with respect to each Holder, means at any time (i) such Holder’s Purchased Shares, (ii) any Top Up Shares acquired by such Holder from time to time pursuant to the Post-IPO Stockholder’s Agreement between the Company and such Holder, and (iii) any other shares of Common Stock or other equity securities acquired by such Holder from the Company or an affiliate of the Company from time to time not in excess of any restriction or limit on such ownership as set forth in any of the Related Documents, including, in each case, any additional shares of Common Stock or other equity securities issued as a dividend or distribution on, in exchange for, or otherwise in respect of, shares of Common Stock or other equity securities that otherwise constitute Registrable Shares with respect to such Holder (including as a result of combinations, recapitalizations, mergers, consolidations, reorganizations or similar event or otherwise); provided, however, that Registrable Shares shall cease to be Registrable Shares with respect to a Holder upon the earliest to occur of (A) when such Registrable Shares shall have been disposed of pursuant to an effective Registration Statement under the Securities Act, (B) when all of such Holder’s Registrable Shares may be sold without restriction pursuant to Rule 144(b) under the Securities Act or any replacement rule or (C) when such Holder’s Registrable Shares shall have ceased to be outstanding.

“Registration Expenses” means any and all fees and expenses incident to the performance of or compliance with this Agreement, which shall be borne and paid by the Company as provided below, whether or not any Registration Statement is filed or becomes effective, including, without limitation: (i) all registration, qualification and filing fees (including fees and expenses with respect to (A) filings required to be made with the Commission and the U.S. Financial Industry Regulatory Authority and (B) compliance with securities or “blue sky” laws), (ii) typesetting and printing expenses, (iii) internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (iv) the fees and expenses incurred in connection with the listing of the Registrable Shares, (v) the fees and disbursements of legal counsel for the Company and  customary fees and expenses for independent certified public accountants retained by the Company, and any transfer agent and registrar fees and (vi) the reasonable fees and expenses of any special experts retained by the Company; provided, however, that “Registration Expenses” shall not include, and the Company shall not have any obligation to pay, any underwriting fees, discounts, commissions, or taxes (including transfer taxes) attributable to the sale of securities by a Holder, or any legal fees and expenses of counsel to a Holder and any underwriter engaged a Holder or any other expenses incurred in connection with the performance by a Holder of their obligations under the terms of this Agreement.

“Registration Statement” means any registration statement of the Company filed with the Commission under the Securities Act which permits the public offering of any of the Registrable Shares pursuant to the provisions of this Agreement, including any Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference or deemed to be incorporated by reference in such Registration Statement.

“Securities Act” means the U.S. Securities Act of 1933, as amended from time to time (or any corresponding provision of succeeding law), and the rules and regulations thereunder.

“Top Up Shares”, with respect to each Holder, shall have the meaning given to such term in such Holder’s Post-IPO Stockholder’s Agreement.

Section 1.2                       Table of Defined Terms.  Terms that are not defined in Section 1.1 have the respective meanings set forth in the following Sections:

Defined Term	Section No.
Agreement	Preamble
Common Stock	Recitals
Company	Preamble
Company Offering	Section 3.2(b)
Controlling Person	Section 4.1
Holder	Preamble
Liabilities	Section 4.1(a)
Offering Blackout Period	Section 3.2(b)
Purchase Agreement	Recitals
Purchased Shares	Recitals
Related Documents	Recitals
Suspension Event	Section 3.1(b)

ARTICLE 2

SHELF REGISTRATION

Section 2.1                       Shelf Registration.  The Company agrees to file, as promptly as practicable on or after the date that is 180 days after the IPO Closing Date, with the Commission a Registration Statement on an appropriate form (which shall be, if the Company is then eligible, an Automatic Shelf Registration Statement) providing for the registration of, and the sale by each Holder of, all of the Registrable Shares held by such Holder at the time of such filing on a continuous or delayed basis by each Holder, from time to time in accordance with the methods of distribution elected by each Holder, pursuant to Rule 415 under the Securities Act or any similar rule that may be adopted by the Commission.  The Company will use its reasonable best efforts to cause the Registration Statement to be declared effective by the Commission as soon as practicable after the filing thereof.  To the extent that the Company has an effective shelf registration statement on file and it is effective with the Commission at the time the Company is going to file a Registration Statement hereunder, the Company may (but will not be required to) instead file a prospectus or post-effective amendment, as applicable, to include in such shelf registration statement the Registrable Shares to be registered pursuant to this Agreement (in such a case, such prospectus or post-effective amendment together with the previously filed shelf registration statement will be considered the Registration Statement).

Section 2.2                       Effectiveness.  The Company shall use its reasonable best efforts to keep the Registration Statement continuously effective (or in the event the Registration Statement expires pursuant to Rule 415(a)(5) under the Securities Act, file a replacement Registration Statement and keep such replacement Registration Statement effective) for the period beginning on the date on which the Registration Statement is declared or becomes effective and ending on the date that no Registrable Shares remain as Registrable Shares.

Section 2.3                       Notification and Distribution of Materials.  The Company shall notify the Holders of the effectiveness of any Registration Statement applicable to the Registrable Shares and shall furnish to the Holders such number of copies of such Registration Statement (including any amendments, supplements and exhibits), the Prospectus contained therein (including each preliminary prospectus and all related amendments and supplements, if any) and any documents incorporated by reference in such Registration Statement or such other documents as the Holders may reasonably request in order to facilitate the sale of the Registrable Shares in the manner described in such Registration Statement.

Section 2.4                       Amendments and Supplements.  During the period that the Registration Statement is effective, the Company shall prepare and file with the Commission from time to time such amendments and supplements to the Registration Statement and Prospectus used in connection therewith as may be necessary to keep such Registration Statement (or a successor Registration Statement filed with respect to such Registrable Shares) effective and to comply with the provisions of the Securities Act with respect to the disposition of the Registrable Shares covered thereby.  The Company shall file, as promptly as practicable (and within fifteen (15) Business Days), any supplement or post-effective amendment to the Registration Statement, to add Registrable Shares to the Registration Statement as a result of the issuance of Top Up Shares pursuant to a Post-IPO Stockholder’s Agreement, or as is otherwise reasonably necessary to permit the sale of each Holder’s Registrable Shares pursuant to such Registration Statement.  The Company shall furnish to and afford each Holder a reasonable opportunity to review and comment on all amendments and supplements proposed to be filed (in each case at least five (5) Business Days prior to such filing).  The Company shall use its reasonable best efforts to have such supplements and amendments declared effective, if required, as soon as practicable after filing.  Each Holder agrees to deliver such notices, questionnaires and other information as the Company may reasonably request in writing, if any, to the Company within ten (10) Business Days after such request.

Section 2.5                       Underwritten Offerings.  A Holder may request, by written notice to the Company, that the Company cooperate with the Holder in any underwritten offering of Registrable Shares initiated by the Holder under the Registration Statement.  The Company agrees to reasonably cooperate with any such request for an underwritten offering and to take all such other reasonable actions in connection therewith, including entering into such agreements (including an underwriting agreement in form, scope and substance as is customary for similar underwritten offerings) and taking all such other reasonable actions in connection therewith in order to expedite or facilitate the disposition of Registrable Shares included in such underwritten offering, including (i) making such representations and warranties to the underwriters with respect to the business of the Company and the Registration Statement and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings by selling stockholders; (ii) obtaining customary opinions and negative assurance letters of counsel to the Company; and (iii) obtaining customary “cold comfort” letters and updates thereof from the independent registered public accountants of the Company (to the extent permitted by applicable accounting rules and guidelines).

Section 2.6                       New York Stock Exchange.  The Company shall file any necessary listing applications or amendments to the existing applications to cause the Registrable Shares registered under any Registration Statement to be then listed or quoted on the New York Stock Exchange or such other primary exchange or quotation system on which the Common Stock is then listed or quoted.

Section 2.7                       Notice of Certain Events.

(a)                     The Company shall promptly notify the Holders in writing of the filing of any Registration Statement or Prospectus, amendment or supplement related thereto or any post-effective amendment to a Registration Statement and the effectiveness of any post-effective amendment; provided, however, that this Section 2.7(a) shall not apply to (i) an amendment or supplement relating solely to securities other than the Registrable Shares, and (ii) an amendment or supplement by means of an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, a Proxy Statement on Schedule 14A, a Current Report on Form 8-K or a Registration Statement on Form 8-A or any amendments thereto filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into a Registration Statement or Prospectus.

(b)                     At any time when a Prospectus relating to a Registration Statement is required to be delivered under the Securities Act by a Holder to a transferee, the Company shall immediately notify the Holders of the happening of any event as a result of which the Company believes the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  In such event, the Company shall promptly prepare and, if applicable, furnish to the Holders a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of Registrable Shares sold under the Prospectus, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.  The Company shall, if necessary, promptly amend the Registration Statement of which such Prospectus is a part to reflect such amendment or supplement.  Each Holder agrees that, upon receipt of any notice from the Company of the occurrence of an event as set forth above, the Holder will forthwith discontinue disposition of Registrable Shares pursuant to any Registration Statement covering such Registrable Shares until the Holder’s receipt of written notice from the Company that the use of the Registration Statement may be resumed.  Each Holder also agrees that it will treat as confidential the receipt of any notice from the Company of the occurrence of an event as set forth above and shall not disclose or use the information contained in such notice without the prior written consent of the Company until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by such Holder in breach of the terms of this Agreement.

ARTICLE 3

SUSPENSION OF REGISTRATION
REQUIREMENTS; SALES RESTRICTIONS

Section 3.1                       Suspension of Registration Requirements.

(a)                     The Company shall promptly notify the Holders in writing of the issuance by the Commission or any state instrumentality of any stop order suspending the effectiveness of a Registration Statement with respect to the Holders’ Registrable Shares or the initiation of any proceedings for that purpose.  The Company shall use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of such a Registration Statement as promptly as practicable after the issuance thereof.

(b)                     Notwithstanding anything to the contrary set forth in this Agreement, the Company’s obligation under this Agreement to file, amend or supplement a Registration Statement, or to cause a Registration Statement, or any filings under any state securities laws, to become or remain effective shall be suspended, as the Company may reasonably determine necessary and advisable (but in no event more than twice in any rolling 12-month period commencing on the date of this Agreement or more than 60 consecutive days, except as a result of a refusal by the Commission to declare any post-effective amendment to the Registration Statement effective after the Company has used its reasonable best efforts to cause the post-effective amendment to be declared effective by the Commission, in which case, the Company must terminate the black-out period immediately following the effective date of the post-effective amendment) in the event of pending negotiations relating to, or consummation of, a material transaction or the occurrence of a material event that, in the good faith judgment of the board of directors of the Company, (i) would require additional disclosure of material non-public information by the Company in the Registration Statement or such filing, as to which the Company has a bona fide business purpose for preserving confidentiality, and the premature disclosure of which would adversely affect the Company, or (ii) render the Company unable to comply with Commission requirements (any such circumstances being hereinafter referred to as a “Suspension Event”).  The Company shall notify the Holders of the existence of any Suspension Event by promptly delivering to the Holders a certificate signed by an executive officer of the Company stating that a Suspension Event has occurred and is continuing.  Each Holder agrees that it will treat as confidential the receipt of any notice from the Company of the occurrence of an event as set forth above and shall not disclose or use the information contained in such notice without the prior written consent of the Company until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by such Holder in breach of the terms of this Agreement.

Section 3.2                       Restriction on Sales.

(a)                     Each Holder agrees that, following the effectiveness of any Registration Statement relating to its Registrable Shares, the Holder will not effect any dispositions of any of its Registrable Shares pursuant to such Registration Statement or any filings under any state securities laws at any time after the Holder has received notice from the Company to suspend dispositions as a result of the occurrence or existence of any Suspension Event or so that the Company may correct or update the Registration Statement or such filing.  Each Holder will maintain the confidentiality of any information included in the written notice delivered by the Company unless otherwise required by law or subpoena.  Each Holder may recommence effecting dispositions of the Registrable Shares pursuant to the Registration Statement or such filings, and all other obligations which are suspended as a result of a Suspension Event shall no longer be so suspended, following further notice to such effect from the Company, which notice shall be given by the Company promptly after the conclusion of any such Suspension Event.

(b)                     Each Holder of Registrable Shares further agrees, if requested by the managing underwriter or underwriters in a Company-initiated underwritten offering (each, a “Company Offering”), not to effect any disposition of any of the Purchased Shares during the period (the “Offering Blackout Period”) beginning upon receipt by the Holder of written notice from the Company, but in any event no earlier than the fifteenth (15th) day preceding the anticipated date of pricing of such Company Offering, and ending no later than ninety (90) days after the closing date of such Company Offering, and in no event for any longer period of time than is applicable to iStar Inc. in connection with such Company Offering.  Such Offering Blackout Period notice shall be in writing in a form reasonably satisfactory to the Company and the managing underwriter or underwriters.  Each Holder will maintain the confidentiality of any information included in such notice delivered by the Company unless otherwise required by law or subpoena.

ARTICLE 4

INDEMNIFICATION

Section 4.1                       Indemnification by the Company.  The Company agrees to indemnify and hold harmless each Holder, and the officers, directors, stockholders, members, managers, partners, affiliates, accountants, attorneys, trustees, employees, representatives and agents of each Holder, and each Person (a “Controlling Person”), if any, who controls (within the meaning of Section 15(a) of the Securities Act or Section 20(a) of the Exchange Act) any of the foregoing Persons, as follows (to the fullest extent permitted by applicable law):

(a)                     from and against any and all costs, losses, liabilities, obligations, claims, damages, judgments, fines, penalties, awards, actions, other liabilities and expenses whatsoever (the “Liabilities”), as incurred by any of them, arising out of or in connection with (A) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment or supplement thereto) pursuant to which Registrable Shares were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom at such date of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(b)                     from and against any and all Liabilities, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 4.4 below) any such settlement is effected with the prior written consent of the Company; and

(c)                      from and against any and all legal or other expenses whatsoever, as incurred (including the reasonable fees and disbursements of one counsel chosen by any indemnified party) in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (a) or (b) above;

provided, however, that this indemnity agreement shall not apply to any Liabilities to a Holder or its Controlling Persons to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in a Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).

Section 4.2                       Indemnification by the Holder.  Each Holder severally, and not jointly, agrees to indemnify and hold harmless the Company, and the officers, directors, stockholders, members, partners, managers, employees, trustees, executors, representatives and agents of the Company, and each of their respective Controlling Persons, to the fullest extent permitted by applicable law, from and against any and all Liabilities described in the indemnity contained in Section 4.1 hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any Prospectus included therein (or any amendment or supplement thereto) in reliance upon and in conformity with written information with respect to such Holder furnished to the Company by the Holder expressly for use in the Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto); provided, however, that such Holder shall not be liable for any claims hereunder in excess of the amount of net proceeds (after deducting underwriters’ discounts and commissions) received by such Holder from the sale of Registrable Shares pursuant to such Registration Statement, and provided further, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such Liabilities if such settlement is effected without the prior written consent of such Holder to the extent such consent is required under Section 4.3.

Section 4.3                       Notices of Claims, etc.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder unless the indemnifying party is actually materially prejudiced as a result thereof, and in such case, only to the extent of such prejudice, and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  An indemnifying party may participate therein at its own expense and, to the extent that it shall wish, assume the defense of such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  Notwithstanding the indemnifying party’s rights in the immediately preceding sentence, the indemnified party shall have the right to employ its own counsel (in addition to any local counsel), and the indemnifying party shall bear the reasonable fees, costs, and expenses of such separate counsel if (a) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (b) actual or potential defendants in, or targets of, any such proceeding include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded that there may be a legal defense available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (c) the indemnifying party shall not have employed counsel to represent the indemnified party within a reasonable time after notice of the institution of such proceeding; or (d) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whosoever in respect of which indemnification or contribution could be sought under this Article 4 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

Section 4.4                       Indemnification Payments.  If at any time an indemnified party shall have requested an indemnifying party consent to any settlement of the nature contemplated by Section 4.1(b), such indemnifying party agrees that it shall be liable for such settlement, including any such related fees and expenses of counsel, effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have responded to such indemnified party in accordance with such request prior to the date of such settlement.

Section 4.5                       Contribution.

(a)                      If the indemnification provided for in this Article 4 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any Liabilities referred to therein, then each indemnifying party shall contribute to the aggregate amount of such Liabilities incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the applicable Holder on the other hand in connection with the statements or omissions which resulted in such Liabilities, as well as any other relevant equitable considerations.

(b)                     The relative fault of the Company on the one hand and the applicable Holder on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or such Holder and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(c)                      The Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 4.5 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Article 4.  The aggregate amount of Liabilities incurred by an indemnified party and referred to above in this Article 4 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

(d)                     No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

ARTICLE 5

TERMINATION; SURVIVAL

Section 5.1                       Termination; Survival.  The rights of a Holder under this Agreement shall terminate upon the date that such Holder ceases to hold Registrable Shares. Notwithstanding the foregoing, the rights and obligations of the parties under Article 4 and Article 6 of this Agreement shall remain in full force and effect following such time.

ARTICLE 6

MISCELLANEOUS

Section 6.1                      Covenants Relating to Rule 144.  For so long as the Company is subject to the reporting requirements of Section 13 or 15 of the Exchange Act, the Company covenants that it will file the reports required to be filed by it under the Securities Act and Section 13(a) or 15(d) of the Exchange Act and the rules and regulations adopted by the Commission thereunder.

If the Company ceases to be so required to file such reports, the Company covenants that it will upon the request of the Holder of Registrable Shares (a) make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the Securities Act, (b) deliver such information to a prospective purchaser as is necessary to permit sales pursuant to Rule 144A under the Securities Act and it will take such further action as a Holder of Registrable Shares may reasonably request, and (c) take such further action that is reasonable in the circumstances, in each case to the extent required from time to time to enable a Holder to sell its Registrable Shares without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, (ii) Rule 144A under the Securities Act, as such rule may be amended from time to time, or (iii) any similar rules or regulations hereafter adopted by the Commission.  Upon the request of a Holder of Registrable Shares, the Company will deliver to the Holders a written statement as to whether it has complied with such requirements and of the Securities Act and the Exchange Act, a copy of the most recent annual and quarterly report(s) of the Company, and such other reports, documents or stockholder communications of the Company, and take such further actions consistent with this Section 6.1, as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such Registrable Shares without registration.

Section 6.2                       No Conflicting Agreements.  The Company hereby represents and warrants that the Company has not entered into and the Company will not after the date of this Agreement enter into any agreement which conflicts with the rights granted to the Holders of Registrable Shares pursuant to this Agreement or otherwise conflicts with the provisions of this Agreement.  The Company hereby represents and warrants that the rights granted to the Holders hereunder do not and will not for the term of this Agreement in any way conflict with the rights granted to the holders of the Company’s other issued and outstanding securities under any such agreements.

Section 6.3                       Additional Shares.  The Company, at its option, may register, under any Registration Statement and any filings under any state securities laws filed pursuant to this Agreement, any number of unissued, treasury or other Common Stock of or owned by the Company and any of its subsidiaries or any Common Stock or other securities of the Company owned by any other security holder or security holders of the Company.

Section 6.4                       Governing Law; Arbitration.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and shall be construed and interpreted in accordance with, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdiction other than the State of New York.  Subject to paragraph (b), the Company and the Holders hereby agree that (a) any and all litigation arising out of this Agreement shall be conducted only in state or Federal courts located in the State of New York and (b) such courts shall have the exclusive jurisdiction to hear and decide such matters.  Each Holder accepts, for itself and in respect of such Holder’s property, expressly and unconditionally, the nonexclusive jurisdiction of such courts and hereby waives any objection that such Holder may now or hereafter have to the laying of venue of such actions or proceedings in such courts.  Insofar as is permitted under applicable law, this consent to personal jurisdiction shall be self-operative and no further instrument or action, other than service of process in the manner set forth in Section 6.9 hereof or as otherwise permitted by law, shall be necessary in order to confer jurisdiction upon a Holder in any such courts.  The Company and each Holder hereby agree that the provisions of this Section 6.4 for service of process are intended to constitute a “special arrangement for service” in accordance with the provisions of the Foreign Sovereign Immunities Act of 1976, 28.  U.S.C. Section 1608(a)(1) et seq.  Nothing contained herein shall affect the right serve process in any manner permitted by law or to commence any legal action or proceeding in any other jurisdiction.  The Company and each Holder hereby (i) expressly waive any right to a trial by jury in any action or proceeding to enforce or defend any right, power or remedy under or in connection with this Agreement or arising from any relationship existing in connection with this Agreement, and (ii) agree that any such action shall be tried before a court and not before a jury.

(b)            Notwithstanding anything to the contrary contained in Section 6.4(a) the Company and each Holder hereby agrees that the Company and each Holder shall have the right to elect to arbitrate and compel arbitration of any dispute hereunder through final and binding arbitration before JAMS (or its successor) (“JAMS”). Any party hereto may commence the arbitration process by filing a written demand for arbitration with JAMS, with a copy to the other parties; provided, however, that any party may, without inconsistency with this arbitration provision, apply to any court in accordance with Section 6.4(a) and seek injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved. Any arbitration to be conducted pursuant to this Section 6.4(b) will be conducted in New York, New York by a three-member Arbitration Panel operating in accordance with the provisions of JAMS Streamlined Arbitration Rules and Procedures in effect at the time the demand for arbitration is filed. Each of the Company and the Holder (or, if more than one Holder, the Holders with a majority of the Registrable Shares of such Holders) shall nominate one neutral arbitrator from the JAMS panel of neutrals, and the two arbitrators thus nominated shall select the Chair of the Arbitration Panel, also from the JAMS panel of neutrals. The arbitrators shall have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including, but not limited to, the issuance of an injunction; provided, however, that the arbitration award shall not include factual findings or conclusions of law and no punitive damages shall be awarded. The fees and expenses of such arbitration shall be borne by the non-prevailing party, as determined by such arbitration. The provisions of this Section 6.4(b) with respect to the arbitration conducted pursuant to this Section 6.4(b) before JAMS may be enforced by any court of competent jurisdiction, and the parties seeking enforcement shall be entitled to an award of all costs, fees and expenses, including reasonable out-of-pocket attorney’s fees, to be paid by the party (or parties) against whom enforcement is ordered. The parties agree that this Section 6.4(b) has been included to rapidly and inexpensively resolve any disputes between them with respect to the matters described herein, and that this Section 6.4(b) shall be grounds for dismissal of any court action commenced by any party with respect to a dispute arising out of such matters, in the event the Company or one or more Holders elects to compel arbitration.

Section 6.5                       Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a signature delivered by facsimile, email pdf or other electronic form shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original.

Section 6.6                       Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

Section 6.7                      Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

Section 6.8                       Entire Agreement; Amendments; Waiver.  This Agreement and the Related Documents supersede all other prior oral or written agreements between each Holder, the Company, their respective affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the Related Documents contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Holder makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Holders.  No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

Section 6.9                        Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company:

Safety, Income and Growth, Inc.
1114 Avenue of the Americas
39th Floor
New York, New York 10036
Attention:  Geoffrey G. Jervis
Facsimile:

with a copy (for informational purposes only) to:

Clifford Chance US LLP
31 W. 52nd Street
New York, New York 10019
Attention:  Kathleen L. Werner
Facsimile:  212-878-8375

If to GIC:

SFTY Venture LLC

c/o GIC Real Estate, Inc.

280 Park Avenue, 9th Floor
New York, NY 10017

Attention:  Jesse Hom

with copies to:

GIC Real Estate, Inc.

One Bush Street, Suite 1100

San Francisco, CA 94104

Attention:  Finance Department

Skadden, Arps, Slate, Meagher & Flom LLP

155 North Wacker Drive, Suite 2700

Chicago, Illinois 60606

Attention:  Nancy M. Olson, Esq.

If to LA:

SFTY VII-B, LLC

c/o Lubert-Adler, L.P.

Cira Center

2929 Arch Street

Philadelphia, PA 19104

Attention: Leonard Klehr and Gerry Ronon

with a copy to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022-4611

Attention:  Jonathan A. Schechter

Section 6.10                    Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns.  The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Holders of a majority of the Registrable Shares.  Each Holder may assign this Agreement or any rights hereunder without the prior written consent of the Company, only in connection with any assignment, transfer or other disposition of Registrable Shares in compliance with the terms of the Subscription Agreement and the other Related Documents.  If any transferee of a Holder shall acquire Registrable Shares, in any manner, whether by operation of law or otherwise, such Registrable Shares shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Shares such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Subscription Agreement and the other Related Documents, and such Person shall be entitled to receive the benefits hereof.

Section 6.11                     No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person other than as expressly set forth in Article 4 and this Section 6.11.

Section 6.12                     Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 6.13                     Specific Performance.  The parties acknowledge and agree that in the event of a breach or threatened breach of its covenants hereunder, the harm suffered would not be compensable by monetary damages alone and, accordingly, in addition to other available legal or equitable remedies, each non-breaching party shall be entitled to apply for an injunction or specific performance with respect to such breach or threatened breach, without proof of actual damages (and without the requirement of posting a bond, undertaking or other security), and the Holder and the Company agree not to plead sufficiency of damages as a defense in such circumstances.

Section 6.14                     Costs and Expenses.  The Company shall bear all Registration Expenses incurred in connection with the registration of the Registrable Shares pursuant to this Agreement and the Company’s performance of its other obligations under the terms of this Agreement; provided, however, that each Holder shall bear all underwriting fees, discounts, commissions, or taxes (including transfer taxes) attributable to the sale of securities by such Holder, or any legal fees and expenses of counsel to such Holder and any underwriter engaged by such Holder and all other expenses incurred in connection with the performance by such Holder of its obligations under the terms of this Agreement.  All other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such costs and expenses, whether or not any of the transactions contemplated hereby are consummated.

[Signature Page Follows.]

IN WITNESS WHEREOF, the Holders and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

SAFETY, INCOME AND GROWTH, INC.

By:	/s/ Geoffrey G. Jervis
	Name:	Geoffrey G. Jervis
	Title:	Chief Operating Officer & Chief Financial Officer

SFTY VENTURE LLC
a Delaware limited liability company

By:	NA-RE Investment Holdings, LLC
Its:	Sole Member

By:	GIC Real Estate, Inc.
Its:	Manager

	By:	/s/ Jesse Hom
		Name:	Jesse Hom
		Title:	Authorized Signatory

	By:	/s/ Chris Bush
		Name:	Chris Bush
		Title:	Authorized Signatory

SFTY VII-B, LLC
a Delaware limited liability company

By:	/s/ Stuart Margulies
	Name:	Stuart Margulies
	Title:	Senior Managing Principal

[Signature Page to Registration Rights Agreement]

SCHEDULE 1

	(2)	(3)
(1)	Address, Facsimile Number and	Number of
Holder	Jurisdiction	Purchased Shares
SFTY Venture LLC	c/o GIC Real Estate, Inc. 280 Park Avenue, 9th Floor New York, NY 10017 Attention: Jesse Hom	2,125,000
SFTY VII-B, LLC	c/o Lubert-Adler, L.P. Cira Center 2929 Arch Street Philadelphia, PA 19104 Attention:	750,000